UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 11, 2023

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas	66202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code	(913) 676-8928

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 Par Value	SEB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Seaboard Corporation (the “Company”) acknowledged today that the Company has received a proposal from entities affiliated with Ellen S. Bresky, the Chairwoman of the Board of Directors, and other members of the Bresky family, including Seaboard Flour LLC, SFC Preferred, LLC, SJB SEB LLC, trusts created for the benefit of members of the Bresky family and The Wally Foundation (collectively, the “Bresky Group”), that the Company repurchase, directly or indirectly, at least $600 million in shares of common stock, $1.00 par value per share, of the Company (“Common Stock”) currently held by the Bresky Group, at a price per share of Common Stock to be mutually agreed (the “Proposal”).  The Board of Directors of the Company has formed a special committee (the “Special Committee”) comprised of two independent directors to evaluate the Proposal and any other form of return of capital that may be proposed by the Bresky Group.

The Special Committee has retained Morris, Nichols, Arsht & Tunnell LLP as its legal counsel and intends to retain an independent financial advisor to assist in its review of the Proposal. The Company has separately retained King & Spalding LLP as its legal counsel in this matter.

The Special Committee’s grant of authority provides that no repurchase or alternative proposed capital return transaction involving the Company and the Bresky Group may be consummated without the prior favorable recommendation of the Special Committee.

The Company cautions its shareholders and others considering trading in Common Stock that the Special Committee will carefully review and evaluate the Proposal. The Proposal does not constitute a binding commitment with respect to a repurchase or any other transaction.  No agreement, arrangement or understanding between the Company and the Bresky Group relating to any proposed capital return transaction will be created unless definitive documentation is executed and delivered by the appropriate parties.  The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, or to provide any additional disclosures to reflect subsequent events, new information or future circumstances, except as required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 11, 2023

Seaboard Corporation
(Registrant)

By:	/s/ David H. Rankin
David H. Rankin Executive Vice President, Chief Financial Officer
(principal financial officer)

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